UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

Post-Effective Amendment No. 1

to

Form S-8

———————

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASPEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-1933597
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

276 Fifth Avenue, Suite 306, New York, New York, 10001
(Address of Principal Executive Offices) (Zip Code)

2012 Equity Incentive Plan
(Full title of the plan)

Michael Mathews Chief Executive Officer 276 Fifth Avenue, Suite 306, New York, New York, 10001
(Name and address of agent for service)

(212) 477-1210
(Telephone number, including area code, of agent for service)

Copy to:

Michael Harris, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-215075) (the “Amendment”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of filing the reoffer prospectus that forms a part of this Amendment relating to the reoffer and resale on a continuous or delayed basis, by certain directors and officers (the “Selling Shareholders”) of Aspen Group, Inc. (the “Company”), of up to 2,917,149 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), acquired or to be acquired by the Selling Shareholders pursuant to Aspen Group, Inc. 2012 Equity Incentive Plan, as amended, as described under the section entitled “Selling Shareholders” therein. The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION

The Registrant will send or give to participants the documents containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to Aspen Group, Inc., 276 Fifth Avenue, Suite 306, New York, New York, 10001 Attention: Corporate Secretary or (212) 477-1210.

REOFFER PROSPECTUS

ASPEN GROUP, INC.

2,917,149 Shares of Common Stock

This prospectus relates to the reoffer and resale of up to 2,917,149 shares of common stock, par value $0.001 per share (the “Common Stock”) of Aspen Group, Inc. (the “Company”) that may be reoffered or resold, from time to time, by certain selling shareholders (the “Selling Shareholders”) described in this reoffer prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired or may hereafter be acquired pursuant to Aspen Group, Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”). The names of the Selling Shareholders and the amount of shares of Common Stock available to be resold are set forth below under the caption “Selling Shareholders” to the extent we presently have such information. However, other affiliate selling shareholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information. See “Selling Shareholders” beginning on page 4.

The Selling Shareholders may sell the shares of Common Stock, from time to time, as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on The Nasdaq Capital Market, at prices different than prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell the shares of Common Stock directly, or may sell them through brokers or dealers.

We will not receive any of the proceeds from the sale of these shares of Common Stock by the Selling Shareholders. We have agreed to pay all expenses relating to the registration of these shares of Common Stock. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “ASPU.” On November 20, 2018, the last reported sales price of our Common Stock on The Nasdaq Capital Market was $5.19 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginningon page 2 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is November 21, 2018.

You should rely only on information contained in this reoffer prospectus. We have not authorized anyone to provide you with information that is different from that contained in this reoffer prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of our common stock. We are responsible for updating this reoffer prospectus to ensure that all material information is included and will update this reoffer prospectus to the extent required by law.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. It may not contain all of the information that is important to you. You should carefully read the entire reoffer prospectus and the documents incorporated by reference in this reoffer prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this reoffer prospectus and any reoffer prospectus supplement hereto references to “AGI” “we,” “us,” and “our” refer to Aspen Group, Inc. and its consolidated subsidiaries.

Our Company

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again. AGI has three subsidiaries, Aspen University Inc. (“Aspen” or “Aspen University”), Aspen Nursing, Inc. (a subsidiary of Aspen University), and United States University Inc. (“USU”).

Corporate Information

Our principal executive offices are located at 276 Fifth Avenue, Suite 306, New York, New York 10001 and our telephone number is (212) 477-1210. Our corporate website address is https://ir.aspen.edu. The information on our website is not incorporated into this reoffer prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future operating margins and expected growth rate, growth in student body, including future organic/referral enrollments, the demand for our nursing program, our plans regarding the new pre-licensure BSN degree, the future Title IV revenue percentage, the number of students participating in our payment programs, projections with respect to our marketing efficiency ratio and expected default rate, the integration of USU and liquidity. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this reoffer prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in the documents incorporated herein by reference.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our Common Stock discussed under “Risk Factors” in Item IA of our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, which risk factors are incorporated herein by reference in their entirety. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the risk factors occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

USE OF PROCEEDS

This reoffer prospectus relates to shares of Common Stock being offered and sold for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the Common Stock offered and sold pursuant to this reoffer prospectus. We will, however, receive the exercise price of the options at the time of their exercise.  Such proceeds will be contributed to working capital and will be used for general corporate purposes.

We have agreed to pay all expenses relating to the registration of Common Stock to be offered and sold pursuant to this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the reoffer and resale by the Selling Shareholders listed below of shares of Common Stock which have been acquired or may be acquired by them pursuant to the 2012 Plan.

The following table sets forth as of November 16, 2018:

(a)

the name of each Selling Shareholder;

(b)

the number of shares of Common Stock beneficially owned by each Selling Shareholder;

(c)

the maximum number of shares of Common Stock that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus; and

(d)

the number of shares of Common Stock and the percentage of Common Stock that would be beneficially owned by each Selling Shareholder assuming the sale of all shares offered hereby.

We may amend or supplement this reoffer prospectus form time to time in the future to update the information concerning the identities of the Selling Shareholders, the number of shares that may be sold by each Selling Shareholder and information about the shares beneficially owned by the Selling Shareholders.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Shares of Common Stock Offered Pursuant to this Reoffer Prospectus	Shares of Common Stock Beneficially Owned After the Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1)
Michael Mathews (2)	1,079,109	480,793	598,316	3.2%
Cheri St. Arnauld (3)	202,224	202,224	—	—
Gerard Wendolowski (4)	294,446	294,446	—	—
Janet Gill (5)	178,751	97,501	81,250	*
Michael D’Anton (6)	288,290	66,909	221,381	1.2%
Norman D. Dicks (7)	32,778	32,778	—	—
C. James Jensen (8)	270,815	100,538	170,277	*
Andrew Kaplan (9)	104,551	79,551	25,000	*
Malcolm MacLean (10)	678,550	31,111	647,439	3.5%
Oksana Malysheva (11)	213,209	10,000	203,309	1.1%
Sanford Rich (12)	83,682	81,494	2,188	*
John Scheibelhoffer (13)	294,309	71,698	222,611	1.2%
Rick Solomon (14)	328,573	94,273	234,300	1.3%

_____________________

*

Represents less than 1% of the number of shares of Common Stock outstanding.

(1)

Applicable percentages are based on 18,409,839 shares of Common Stock outstanding as of November 16, 2018, adjusted as required by rules of the Commission. Beneficial ownership is determined under the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options and warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them. The table includes only vested options, or options that have or will vest and become exercisable within 60 days.

(2)

Mr. Mathews is our Chairman and Chief Executive Officer.

(3)

Dr. St. Arnauld is our Chief Academic Officer.

(4)

Mr. Wendolowski is our Chief Operating Officer.

(5)

Ms. Gill is our Chief Accounting Officer.

(6)

Dr. D’Anton is a director.

(7)

Congressman Dicks is a director.

(8)

Mr. Jenson is a director.

(9)

Mr. Kaplan is a director.

(10)

Mr. MacLean is a director.

(11)

Ms. Oksana Malysheva is a director.

(12)

Mr. Rich is a director.

(13)

Dr. Scheibelhoffer is a director.

(14)

Mr. Solomon is a director.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered for the account of the Selling Shareholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on The Nasdaq Capital Market Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock to be reoffered and resold pursuant to this reoffer prospectus. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. There is no assurance that the Selling Shareholders will sell all or a portion of the Common Stock offered hereby.

The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

The Selling Shareholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the shares of our Common Stock offered hereby, will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. One of the firm’s employees beneficially owns approximately 126,481 shares of our Common Stock.

EXPERTS

The consolidated financial statements as of April 30, 2018 and 2017 incorporated by reference in this reoffer prospectus have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated by reference in this reoffer prospectus in reliance on such reports given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Commission. You can review our electronically filed reports, proxy and information statements on the Commission’s web site at http://www.sec.gov/ or on our website at https://ir.aspen.edu/all-sec-filings. Information included on our web site is not part of this reoffer prospectus.

We have filed with the Commission a registration statement on Form S-8, as amended, under the Securities Act, with respect to the shares of Common Stock offered by the Selling Shareholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the Commission. For further information with respect to us and the Common Stock offered by this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this reoffer prospectus information that we file with the Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this reoffer prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the Commission:

(i)

Our annual report on Form 10-K for the year ended April 30, 2018 filed with the Commission on July 13, 2018, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on August 28, 2018;

(ii)

Our quarterly report on Form 10-Q for the quarter ended July 31, 2018 filed with the Commission on September 10, 2018;

(iii)

Our current reports on Form 8-K filed on July 19, 2018, July 25, 2018, September 12, 2018, and November 5, 2018 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items); and

(iv)

The description of our Common Stock in our registration statement on Form 8-A filed with the Commission on July 31, 2017, as updated by any amendments and reports filed for the purpose of updating such description.

In addition, all other documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except in each case the information contained in such documents to the extent “furnished” and not “filed”) on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

You may request a copy of any document incorporated by reference in this reoffer prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

276 Fifth Avenue, Suite 306

New York, New York 10001

Attention: Corporate Secretary

(212) 477-1210

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

 We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the Commission:

(i)

Our annual report on Form 10-K for the year ended April 30, 2018 filed with the Commission on July 13, 2018, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on August 28, 2018;

(ii)

Our quarterly report on Form 10-Q for the quarter ended July 31, 2018 filed with the Commission on September 10, 2018;

(iii)

Our current reports on Form 8-K filed on July 19, 2018, July 25, 2018, September 12, 2018, and November 5, 2018 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items); and

(iv)

The description of our Common Stock in our registration statement on Form 8-A filed with the Commission on July 31, 2017, as updated by any amendments and reports filed for the purpose of updating such description.

In addition, all other documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except in each case the information contained in such documents to the extent “furnished” and not “filed”) on or after the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. One of the firm’s employees beneficially owns approximately 126,481 shares of our Common Stock.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation provides that none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

For any breach of the director’s duty of loyalty to us or our shareholders;

•

For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

Under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

•

For any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our shareholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. We have provided for this indemnification in our Certificate of Incorporation because we believe that it is important to attract qualified directors and officers. We have also entered into Indemnification Agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law, subject to one limitation described in the next sentence. We have further provided in our Certificate of Incorporation that no indemnification shall be available, whether pursuant to our Certificate of Incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a shareholders’ derivative action, against any directors and officers. This limitation is designed to insure that if we sue a director or officer we do not have to pay for his defense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have also entered into Indemnification Agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.    EXHIBITS.

See Exhibit Index, which is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.

1.

The undersigned registrant hereby undertakes:

a.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement:;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

b.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 21, 2018.

ASPEN GROUP, INC.

By:	/s/ Michael Mathews
Michael Mathews, Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Michael Mathews	Chief Executive Officer (Principal Executive	November 21, 2018
Michael Mathews	Officer), Director

/s/ Joseph Sevely	Chief Financial Officer (Principal Financial Officer)	November 21, 2018
Joseph Sevely

/s/ Michael D’Anton	Director	November 21, 2018
Michael D’Anton

/s/ Norman D. Dicks	Director	November 21, 2018
Norman D. Dicks

/s/ C. James Jensen	Director	November 21, 2018
C. James Jensen

/s/ Andrew Kaplan	Director	November 21, 2018
Andrew Kaplan

/s/ Malcolm F. MacLean IV	Director	November 21, 2018
Malcolm F. MacLean IV

/s/ Sanford Rich	Director	November 21, 2018
Sanford Rich

/s/ John Scheibelhoffer	Director	November 21, 2018
John Scheibelhoffer

Director
Rick Solomon

Director
Oksana Malysheva

EXHIBIT INDEX

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
5.1	Legal Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.				Filed
10.1	2012 Equity Incentive Plan, as amended	10-Q	3/15/18	10.11
10.1(a)	Amendment No. 10 to the 2012 Equity Incentive Plan	8-K	3/22/18	10.1
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)				Filed
23.2	Consent of Salberg & Company, P.A.				Filed